Exhibit B

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13G, and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

         This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: September 7, 2007

                                                POTOMAC CAPITAL MANAGEMENT LLC

                                                By: /s/ Paul J. Solit
                                                Paul J. Solit, Managing Member


                                                POTOMAC CAPITAL MANAGEMENT INC.

                                                By: /s/ Paul J. Solit
                                                Paul J. Solit, President

                                                PAUL J. SOLIT

                                                By:   /s/ Paul J. Solit
                                                Paul J. Solit